Filed pursuant to Rule 424(b)(5)
Registration No. 333-155364

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Class A Common Shares, par value $.01 each	8,490,000 Shares	$6.50	$55,185,000.00	$2,169.00

(1) Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT
(To Prospectus dated November 14, 2008)
Orient-Express Hotels Ltd. 8,490,000 Class A Common Shares

We are offering up to 8,490,000 class A common shares, par value $.01 each, in this offering. Each class A common share will be sold at a negotiated price of $6.50 per share.  Our class A common shares trade on the New York Stock Exchange under the symbol “OEH.” On November 13, 2008, the last sale price of our class A common shares as reported on the New York Stock Exchange was $8.33 per share.

We are offering these class A common shares on a best efforts basis to one or more institutional investors. We have retained Lazard Capital Markets LLC to act as lead placement agent and Merrill Lynch, Pierce, Fenner & Smith Incorporated to act as co-placement agent in connection with this offering.

On November 13, 2008, we had issued and outstanding 42,469,500 class A common shares and 18,044,478 class B common shares, par value $.01 each.  Our bye-laws provide that our board of directors cannot declare a cash dividend on either of our class A common shares or class B common shares without at the same time declaring an equal cash dividend on the other class of common shares. In general, holders of class A common shares and class B common shares vote together as a single class on all matters submitted to a vote of our shareholders, with holders of class B common shares having one vote per share and holders of class A common shares having one-tenth of one vote per share. Each class B common share is convertible at any time into one class A common share. In all other material respects, the class A common shares and class B common shares are identical and are treated as a single class of common shares. See “Description of Common Shares.”

This prospectus supplement also relates to rights to purchase our series A junior participating preferred shares.  These rights are not currently exercisable and are attached to and transferable only with the class A common shares sold in this offering. See “Description of the Common Shares—Preferred Share Purchase Rights.”

Investing in our class A common shares involves significant risks. See “Risk Factors” beginning on page S-4 of this Prospectus Supplement and page 3 of the accompanying prospectus for more information.

Neither the Securities and Exchange Commission, nor any state securities commission or other regulatory body, including any Bermuda regulatory authority, has approved or disapproved of the securities being offered by this prospectus supplement, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

		Maximum
		Offering
	Per Share	Amount
Public offering price	$6.50	$55,185,000
Placement agents’ fees	$0.26	$2,207,400
Proceeds, before expenses, to us	$6.24	$52,977,600

We estimate that the total expenses of this offering, excluding the placement agents’ fees, will be approximately $250,000. Because there is no minimum offering amount required as a condition to closing in this offering, the actual offering amount, placement agents’ fees and net proceeds to us, if any, in this offering are not presently determinable and may be substantially less than the total maximum offering amount set forth above.  We are not required to sell any specific number or dollar amount of the class A common shares offered in this offering, but the placement agents will use their commercially reasonable best efforts to arrange for the sale of all of the class A common shares offered. Pursuant to an escrow agreement among us, the placement agents and an escrow agent, some or all of the funds received in payment for the class A common shares sold in this offering will be wired to a non-interest bearing escrow account and held until we and the placement agents notify the escrow agent that this offering has closed, indicating the date on which the shares are to be delivered to the purchasers and the proceeds are to be delivered to us.

Lazard Capital Markets	Merrill Lynch & Co.

Prospectus supplement dated November 14, 2008

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. We are providing information to you about this offering in two separate documents that are combined together. The first document is this prospectus supplement, which provides you with some specific details regarding this offering, including the public offering price, and the amount of class A common shares being offered and some of the risks of investing in our securities. The second document is the accompanying prospectus, which provides you with more general information, some of which may not apply to this offering and some of which may have been supplemented or superseded by information in this prospectus supplement or documents incorporated or deemed to be incorporated by reference in this prospectus supplement that we filed with the SEC subsequent to the date of the prospectus. You should read both this prospectus supplement and the accompanying prospectus together with the additional information described under the heading “Where You Can Find More Information.”

Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectuses we may provide to you in connection with this offering.  We have not, and the placement agents have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and any free writing prospectus we may provide you in connection with this offering is accurate only as of their respective dates. Our business, financial condition, results of operation and prospects may have changed since those dates.

Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities offered hereunder and the distribution of this prospectus outside the United States.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. To fully understand this offering and its consequences to you, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the factors described under the heading “Risk Factors” in this prospectus supplement beginning on page S-4 and the financial statements and other information incorporated by reference in this prospectus supplement and the accompanying prospectus when making an investment decision.

Our Business

We are a hotel and travel company focused on the luxury end of the leisure market with many well-known and highly acclaimed properties.  We manage all of our properties, including those we partially own.

Hotels and restaurants represent the largest segment of our business.  We have investments in 41 hotels, two restaurants, six tourist trains and two river cruise operations in 25 countries. Our hotels include the Hotel Cipriani in Venice, the Grand Hotel Europe in St. Petersburg, the Hotel Ritz in Madrid, the Mount Nelson in Cape Town, the Copacabana Palace in Rio de Janeiro, the Maroma Resort and Spa in Riviera Maya, Mexico and La Samanna in St. Martin, French West Indies.

We also own and operate the ‘21’ Club restaurant in New York, New York and La Cabana restaurant in Buenos Aires. Besides hotels and restaurants, we operate a tourist train and cruise business which runs six tourist trains, four of which we own, including the legendary Venice Simplon-Orient-Express in Europe.   We began constructing and selling private residences with initial projects in Keswick, Virginia in 1999 and St. Martin, French West Indies in 2005.

Company Information

We maintain our registered office at 22 Victoria Street, Hamilton HM 12, Bermuda, telephone 441-295-2244.  Our main service subsidiary—Orient-Express Services Ltd.—in the United Kingdom is located at 20 Upper Ground, London SE1 9PF, England, telephone 011-44-20-7921-4000, and our main United States service subsidiary—Orient-Express Hotels Inc.—has offices at 1114 Avenue of the Americas, New York, New York 10036, telephone 212-302-5055.

Our website is www.orient-express.com. The information on this website is not a part of this prospectus supplement or the accompanying prospectus.

In this prospectus, “Orient-Express Hotels,” the “Company,” “we,” “us” and “our” refer to Orient-Express Hotels Ltd., a Bermuda company, and, unless otherwise required by the context, its subsidiaries.

THE OFFERING

Class A common shares offered by us	8,490,000 shares
Total Class A common shares to be outstanding after this offering	50,959,500 shares
Total Class A common shares and Class B common shares outstanding after this offering	69,003,978 shares
Use of proceeds	General corporate purposes, which may include the reduction of our debt, capital investment in existing owned properties and the funding of our working capital needs.
Risk Factors	See “Risk Factors” beginning on page S-4 for a discussion of factors you should consider carefully when making an investment decision.
NYSE symbol	OEH

The number of class A common shares to be outstanding immediately after this offering as shown above is based on 42,469,500 class A shares outstanding as of September 30, 2008. This number excludes:

•	609,050 class A common shares issuable upon the exercise of stock options outstanding as of September 30, 2008, having a weighted average exercise price of $37.61 per share;

•	63,364 class A common shares issuable upon the vesting of performance share awards outstanding as of September 30, 2008;

•	an aggregate of up to 904,086 class A common shares reserved for future issuance as of September 30, 2008 under our 2000 and 2004 Stock Option Plans and our 2007 Performance Share Plan; and

•	the 18,044,478 class B common shares outstanding as of September 30, 2008 which are convertible into class A common shares.

FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference into this prospectus are or include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and are subject to the safe harbor created by the Securities Litigation Reform Act of 1995.  We have based these forward-looking statements largely on our expectations and projections about future events affecting the financial condition and/or operating results of our business. Forward-looking statements involve risks and uncertainties, particularly those risks and uncertainties inherent in our industry. There are important factors that could cause actual results to be substantially different from the results expressed or implied by these forward-looking statements, including, among other things:

•      competitive factors in our businesses,

•      overall economic activity;

•      future capital expenditures,

•      future legislation in any country where we have significant assets or operations,

•      strikes or other labor disruptions,

•      currency fluctuations, and

•      trends in our future operating performance.

If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. You should consider these factors and the other cautionary statements made in this prospectus or the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in this prospectus or the documents incorporated by reference.

We have based these forward-looking statements largely on our expectations as well as assumptions we have made and information currently available to our management. When used in this prospectus supplement, the accompanying prospectus or in incorporated reports, the words “anticipate,” “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect” “potential,” “continue,” or “opportunity,” and similar expressions, as they relate to us or our management, are intended to identify forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, some of which are beyond our control. Actual results could differ materially from those anticipated, as a result of the factors described under “Risk Factors” in this prospectus supplement and other factors. Furthermore, in light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus supplement, the accompanying prospectus and incorporated reports might not transpire.

Except as may be required by law, we have no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Past financial or operating performance is not necessarily a reliable indicator of future performance and you should not use our historical performance to anticipate results or future period trends.

RISK FACTORS

Our business is subject to various risks, including those described below. You should carefully consider the “Risk Factors” below, as well as those included under Part I-Item 1A. of our most recent Annual Report on Form 10-K and Part II-Item 1.A of our most recent quarterly report on Form 10-Q, each of which is incorporated by reference in this prospectus supplement,, together with all of the other information included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference therein when making an investment decision..  The risks and uncertainties we describe are not the only ones facing us.  Additional risks not presently known to us, or that we currently deem immaterial, may also impair our business operations.  If any of these risks were to occur, our business, financial condition, or results of operations could be seriously harmed.  In that event, the trading price of our class A common shares could decline, and you could lose all or part of your investment.

Risks Relating to Our Class A Common Shares

Our stock price is subject to fluctuation, which may cause an investment in our stock to suffer a decline in value.

The market price of our class A common shares may fluctuate significantly in response to factors that are beyond our control. The stock market in general has recently experienced extreme price and volume fluctuations.  These broad market fluctuations could result in extreme fluctuations in the price of our class A common shares, which could cause a decline in the value of our class A common shares.

Investors in an offering of class A common shares by us may pay a much higher price than the book value of our class A common shares.

If you purchase class A common shares in an offering by us, you may incur immediate and substantial dilution representing the difference between our net tangible book value and the as adjusted net tangible book value per share after giving effect to the offering price.  We may also in the future issue additional shares of our authorized and unissued class A common shares in connection with compensation of our management, future acquisitions, future public offerings or private placements of our class A common shares for capital raising purposes or for other business purposes, all of which will result in the dilution of the ownership interests of holders of our class A common shares.  Issuance of additional shares of class A common shares may also create downward pressure on the trading price of our existing class A common shares that may in turn require us to issue additional shares to raise funds through sales of our securities. This will further dilute the ownership interests of holders of our class A common shares.

Our management may have broad discretion over the use of the net proceeds from this offering.

Our management may have broad discretion as to the use of the proceeds from any offering by us.  Accordingly, you may be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for our company.  The prospectus supplement relating to an offering may contain a detailed description of the use of proceeds.

USE OF PROCEEDS

We expect that the net proceeds to us from the sale of 8,490,000 class A common shares offered pursuant to this prospectus, after deducting the placement agents’ fees and all estimated offering expenses payable by us, will be approximately $52,727,600 million.

We currently intend to use the net proceeds from our sale of class A common shares pursuant to this offering primarily for our general corporate purposes, which may include the reduction of our debt, capital investment in existing owned properties and the funding of our working capital needs. Any net proceeds we may use to pay revolving debt may be immediately reborrowed and used for our general corporate purposes.

DESCRIPTION OF COMMON SHARES

We currently have authorized 120,000,000 class A common shares, and 120,000,000 class B common shares, par value $.01 each. As of September 30, 2008, there were 42,469,500 class A common shares outstanding. As of September 30, 2008, there were also 18,044,478 class B common shares outstanding, which are owned, and can be voted, by Orient-Express Holdings 1 Ltd., our wholly-owned subsidiary, although these shares are disregarded for purposes of calculating our earnings per share.

The following description of our common shares is not a complete description of all of the terms of our common shares and should be read in conjunction with our charter documents and bye-laws.

Dividend Rights

Holders of our class A and class B common shares receive such dividends as our board of directors declares out of amounts available under Bermuda law for that purpose. The board of directors may not declare a cash dividend on the class A or class B common shares without at the same time declaring an equal cash dividend on the other class of common shares.

For distributions other than cash dividends, the class A and class B common shares rank equally and have the same rights, except that

•      we can distribute class A common shares, or rights, options or warrants to subscribe for class A common shares, only to the holders of class A common shares,

•      we can distribute class B common shares, or rights, options or warrants to subscribe for class B common shares, only to the holders of class B common shares, and

•      the ratio of the number of class A common shares outstanding to the number of class B common shares outstanding, each on a fully diluted basis, must be the same immediately after such a distribution as immediately before it, except as may be provided in a shareholder rights plan adopted by our Board of Directors, such as the plan embodied in the shareholder rights agreement described below which permits holders of both class A and class B common shares to purchase series A junior participating preferred shares.

No Bermuda law, decree or regulation restricts the export or import of capital, affects payment of dividends or other distributions by us to non-resident shareholders, or subjects United States holders of class A or class B common shares to Bermuda taxes. Payment of dividends depends upon our results of operations, financial position, capital requirements and other relevant factors.

Voting Rights

Except as otherwise provided by Bermuda law, the holders of class A and class B common shares have exclusive voting rights at any general meeting of shareholders, subject to the voting rights of the holders of any preferred shares which we may issue in the future.

In general, holders of class A common shares and holders of class B common shares vote together as a single class with holders of class A common shares having one-tenth of one vote per share and holders of class B common shares having one vote per share. However,

•      Any action varying the rights of either class would require the separate approval of that class as well as the approval of both classes voting together.

•      Any “Business Combination,” as defined in the bye-laws, involving us and an “interested person” must be approved by the holders of not less than 90% of the outstanding class A and class B common shares voting together as a single class, each with one vote, unless the Business Combination meets certain procedural and fair price requirements. An interested person is defined generally as a person, other than Orient-Express Hotels and our subsidiaries, which is the beneficial owner of shares or rights over shares carrying 15% or more of the votes which may be cast at any general meeting of shareholders.

•      The shareholders may remove directors from office, with or without cause, at a special general meeting only by a resolution adopted by the holders of not less than 90% of the outstanding class A and class B common shares voting together as a single class, each with one vote. A director may also be removed for cause by resolution of the directors, or can be defeated for re-election at an annual general meeting.

•      If at any time a person becomes an interested person as defined above, that person, with certain exceptions, will not be able to cast more than 15% of the votes which may be cast at any general meeting of shareholders for a period of five years from the date that such person first became an interested person.

There is no provision for cumulative voting for the election of our directors, under which, for example, a shareholder with ten votes participating in an election for three directors could cast 30 votes for one nominee rather than ten votes for each of three nominees. In the absence of cumulative voting, all of the directors can be elected by those shareholders which together can cast a majority of the votes represented by all outstanding class A common shares each with one-tenth of a vote and all outstanding class B common shares each with one vote. As long as the number of outstanding class B common shares exceeds one-tenth the number of outstanding class A common shares, the holders of class B common shares could control the outcome of most matters submitted to a vote of our shareholders.

In general, under The Companies Act 1981 of Bermuda and our bye-laws, approval of any matter proposed at any general meeting requires the affirmative vote of a simple majority of the total votes cast on that matter by the holders of class A common shares, each with one-tenth of a vote, and class B common shares, each with one vote, present in person or represented by proxy. Matters requiring such simple majority approval include proposals for the sale of all or substantially all of our assets, and amendments to our memorandum of association or bye-laws. A few matters would require more than majority approval under The Companies Act 1981, such as loans to directors, which would require the affirmative vote of at least 90% of the total votes of all outstanding class A common shares, each with one-tenth of a vote, and class B common shares, each with one vote, or a change of our independent auditors, which would require the affirmative vote of at least two-thirds of the total votes cast of class A common shares, each with one-tenth of a vote, and class B common shares, each with one vote, or a proposal for the amalgamation or merger of Orient-Express Hotels with another corporation, which would require the affirmative vote of at least 75% of the total votes cast of class A common shares, each with one-tenth of a vote,  and class B common shares, each with one vote.

The normal quorum for general meetings is the presence, in person or by proxy, of the holders of class A and class B common shares carrying a majority of the votes which may be cast at the meeting. However, at any special general meeting called for the purpose of electing directors or increasing or reducing the number of directors, the holders of not less than 90% in number of the outstanding class A and class B common shares must be present in person or by proxy to constitute a quorum.

There are no limitations imposed by Bermuda law or by our memorandum of association and bye-laws on the rights of persons who are not citizens or residents of Bermuda to hold or vote class A or class B common shares.

Capital Share Structure - Voting

Our wholly-owned subsidiary Orient-Express Holdings 1 Ltd. currently holds all of our 18,044,478 outstanding class B common shares representing about 81% of the combined voting power of class A and B common shares for most matters submitted to a vote of shareholders.

Two institutional shareholders (collectively owning approximately 14.3% of the class A common shares) have challenged our corporate governance structure as it relates to the ownership and voting of class B common shares.  Pursuant to a purported requisition by these shareholders under the Companies Act 1981 of Bermuda (as amended), we convened and held a special general meeting of shareholders on October 10, 2008 to consider two resolutions (i) to treat the class B common shares as ‘treasury shares’ with no voting rights and (ii) to cancel the class B common shares.   The resolutions were rejected at that shareholders meeting by a majority of the votes of the outstanding class A and class B shares voting together as a single class.

Our corporate governance structure has been analyzed by legal counsel, and we believe that the structure is valid under Bermuda law.  Our corporate governance structure has been in place since we became a public company in 2000, has been fully described in our public filings and clearly disclosed to investors considering buying our shares.

Preferred Share Purchase Rights

We have in place a shareholder rights agreement providing for rights to purchase our series A junior participating preferred shares. The rights are not currently exercisable and they are attached to and trade together with the class A and class B common shares on a one-to-one basis. A right will be attached to each class A common share sold in this offering.

The shareholder rights agreement will take effect not earlier than the tenth day after the first to occur of

•      the public announcement that a person or group has become an “acquiring person,” that is, a person or group that has acquired beneficial ownership of 15% or more of the outstanding class A common shares or 15% or more of the outstanding class B common shares, but excluding any of our subsidiaries, and

•      the commencement or announcement of an intended tender offer or exchange offer for 30% or more of the outstanding class A common shares or 30% or more of the outstanding class B common shares.

At that time, the rights then attached to all outstanding class A and class B common shares will become separate securities, and each right will entitle our holder to purchase one one-hundredth of our series A junior participating preferred share at an exercise price of $142. The exercise price will be adjusted in the future to reflect share splits and other changes to the class A and class B common shares.

However,

•      From and after the date on which any person becomes an acquiring person, each holder of a right other than the acquiring person may exercise the right and receive, at the then current exercise price of the right, that number of class A common shares, in the case of a right which previously was attached to a class A common share, or that number of class B common shares, in the case of a right which previously was attached to a class B common share, or other securities, cash or property, then having a market value of twice the exercise price;

•      If, after the shareholder rights agreement takes effect, we are acquired by consolidation, merger or amalgamation, or we sell or otherwise transfer 50% or more of our consolidated assets or earning power, each holder of a right, other than an acquiring person, may exercise the right and receive, at the then current exercise price of the right, an amount of the common equity of the acquiring company or its public company parent which at the time of such transaction would have a market value of twice the exercise price of the right; and

•      At any time after any person becomes an acquiring person and before a person or group (other than Orient-Express Hotels or certain of our affiliates) acquires beneficial ownership of 50% or more of the total voting rights which may be cast at any general meeting of shareholders, our board of directors may exchange all or some of the rights other than rights beneficially owned by an acquiring person, which rights will thereafter be void, at an exchange ratio of

(A)          one class A common share per right in the case of rights which, prior to the date they became separate securities, were evidenced by certificates for class A common shares, and

(B)           one class B common share per right in the case of rights which, prior to the date they became separate securities, were evidenced by certificates for class B common shares,

subject to adjustment in certain events.

Until a right is exercised, the holder thereof, as such, will have no rights as a shareholder including, without limitation, the right to vote or to receive dividends. While the issuance of the rights will not be taxable to shareholders or to Orient-Express Hotels for United States federal income tax purposes, shareholders may, depending on the circumstances, recognize taxable income for United States federal income tax purposes in the event the rights become exercisable, or upon their exercise, for class A or class B common shares (or other consideration). The rights will expire on June 1, 2010. However, our board of directors may redeem all but only all of the rights sooner at a price of $0.05 per right at any time before the close of business on the tenth day after the date on which a person becomes an acquiring person.

The purpose of the rights is to diminish the attractiveness of our company to persons who might otherwise have an interest in acquiring control of our company on unfair or coercive terms and to impede such persons from attempting to gain control of our company on such terms through a tender or exchange offer, by a proxy contest or by other means.

Computershare Trust Company, N.A. serves as the rights agent under the shareholder rights agreement.

Liquidation Rights

In a liquidation, dissolution or winding-up, holders of class A and class B common shares as a single class would participate equally per share in the assets remaining available for distribution to shareholders, after payment of our liabilities and the liquidation preferences on our preferred shares.

Conversion Rights

The class A common shares are not convertible into any other security. Each class B common share is convertible at any time without any additional payment into one class A common share.

Miscellaneous

Neither class A nor class B common shares have the benefit of sinking fund provisions or are redeemable or carry any preemptive or other rights to subscribe for additional shares, except that holders of class B common shares may convert their shares into class A common shares as described above. The holders of class A and class B common shares are not liable for any further calls or assessments.

In 2007, our shareholders approved amendments to the company’s bye-laws that permit certain notices and other documents to be given through the company’s website, www.orient-express.com, and notices of our general meetings to be given by posting them on the website or by e-mail.

The transfer agent and registrar for the class A common shares is Computershare Trust Company, N.A.

PLAN OF DISTRIBUTION

We are offering the class A common shares through placement agents.  Subject to the terms and conditions contained in the placement agent agreement, dated November 14, 2008, Lazard Capital Markets LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated have agreed to act as the placement agents for the sale of up to 8,490,000 class A common shares.  The placement agents, in their role as placement agents, are not purchasing or selling any class A common shares covered by this prospectus supplement or the accompanying prospectus, nor are they required to arrange for the purchase or sale of any specific number or dollar amount of class A common shares, but they have agreed, subject to the terms and conditions of the placement agent agreement, to use their commercially reasonable efforts to arrange for the sale of all 8,490,000 class A common shares offered hereby.

The placement agent agreement provides that the obligations of the placement agents and the investors are subject to certain conditions precedent, including the absence of any material adverse change in our business and the receipt of customary legal opinions, letters and certificates.

Confirmations and the definitive prospectus will be distributed to all investors who agree to purchase the class A common shares, informing investors of the closing date as to the class A common shares. We currently anticipate that closing of the sale of the class A common shares offered hereby will take place on or about November 19, 2008. Investors will also be informed of the date and manner in which they must transmit the purchase price for their class A common shares.

On the scheduled closing date, the following will occur:

•   we will receive funds in the amount of the aggregate purchase price for the class A common shares we issue and sell; and

•   Lazard Capital Markets LLC will receive the placement agents’ fee on behalf of the placement agents in accordance with the terms of the placement agent agreement.

We will pay the placement agents an aggregate placement agents’ fee equal to 4% of the gross proceeds of the sale of class A common shares in the offering. We may also reimburse the placement agents for certain expenses incurred by them in connection with the offering. In no event will the total amount of compensation paid to the placement agents and other securities brokers and dealers upon completion of this offering exceed 8% of the gross proceeds of the offering. The estimated offering expenses payable by us, in addition to the placement agents’ fee of approximately $2,207,400, are approximately $250,000, which includes legal, accounting and printing costs and various other fees associated with registering and listing the class A common shares. After deducting certain fees due to the placement agents and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $52,727,600.

Lazard Frères & Co. LLC referred this transaction to Lazard Capital Markets LLC and will receive a referral fee from Lazard Capital Markets LLC in connection therewith.

We have agreed to indemnify the placement agents and Lazard Frères & Co. LLC against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and liabilities arising from breaches of representations and warranties contained in the placement agent agreement. We have also agreed to contribute to payments the placement agents and Lazard Frères & Co. LLC may be required to make in respect of such liabilities.

We have, along with certain of our executive officers and directors, have agreed to certain lock-up provisions with regard to future sales of our class A common shares for a period of sixty (60) days after the offering as set forth in the placement agent agreement.

The placement agent agreement is included as an exhibit to our Current Report on Form 8-K that we will file with the SEC in connection with this offering.

The transfer agent and registrar for the class A common shares is Computershare Trust Company, N.A.

Our class A common shares trade on the New York Stock Exchange under the symbol “OEH.”

LEGAL MATTERS

Carter Ledyard & Milburn LLP, New York, New York, will pass upon matters of United States law for us with respect to this offering.  Appleby, Hamilton, Bermuda, will pass upon matters of Bermuda law for us with respect to this offering, including the validity of the issuance of the class A common shares. Proskauer Rose LLP, New York, New York and Hogan & Hartson LLP, Washington, D.C., are acting as counsel for the placement agents with respect to this offering.

EXPERTS

The consolidated financial statements and the related consolidated financial statement schedule incorporated in this prospectus supplement by reference from Orient-Express Hotels’ Annual Report on Form 10-K for the year ended December 31, 2007 as well as the effectiveness of internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in its reports, which are incorporated herein by reference. Such consolidated financial statements and consolidated financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon its authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and accompanying prospectus constitute a part of a registration statement on Form S-3 that we filed on November 14, 2008, with the SEC under the Securities Act of 1933. We refer you to this registration statement, for further information about us and the class A common shares offered hereby.

We file annual, quarterly and special reports and other information with the SEC (Commission File Number 1-16017). These filings contain important information that does not appear in this prospectus supplement or the accompanying prospectus. For further information about us, you may read and copy any reports, statements and other information filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549-0102. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available on the SEC Internet site at http://www.sec.gov, which contains periodic reports and other information regarding issuers that file electronically.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. We are incorporating by reference in this prospectus

•      our Annual Report on Form 10-K for the fiscal year ended December 31, 2007,

•      our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2008, June 30, 2008 and September 30, 2008,

•      our Current Reports on Form 8-K, bearing cover dates January 4, 2008, September 12, 2008, September 23, 2008, September 29, 2008 and October 10, 2008;

•      the description of our class A common shares which appears in our Registration Statement on Form 8-A dated July 28, 2000, as amended on April 23, 2007, for the registration of the class A common shares under Section 12(b) of the Securities Exchange Act of 1934, and

•      the description of the Rights under the Rights Agreement, dated as of June 1, 2000 and amended and restated as of April 12, 2007 and amended on December 10, 2007, which appears in our Registration Statement on Form 8-A dated July 28, 2000, as amended on April 23, 2007, for the registration of the Rights under Section 12(b) of the Securities Exchange Act of 1934, or the Exchange Act.

All documents that we file with the SEC pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act after the date of this prospectus supplement and before the termination or completion of this offering of class A common shares shall be deemed to be incorporated by reference in this prospectus supplement and to be a part of it from the filing dates of such documents. Certain statements in and portions of this prospectus supplement update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus supplement may update and replace statements in and portions of this prospectus supplement or the above listed documents.

We shall provide you without charge, upon your written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus supplement, other than exhibits to such documents that are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to the Secretary, Orient-Express Hotels Inc., 1114 Avenue of the Americas, New York, New York 10036 (telephone 212-302-5055).

We are a Bermuda company and a “foreign private issuer” as defined in Rule 3b-4 under the Exchange Act. As a result, (1) our proxy solicitations are not subject to the disclosure and procedural requirements of Regulation 14A under the Exchange Act, and (2) transactions in our equity securities by our officers and directors are exempt from Section 16 of the Exchange Act.

The information contained in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion

Prospectus Dated November 14, 2008

PROSPECTUS

Orient-Express Hotels Ltd.
Class A Common Shares	Warrants
Preferred Shares	Debt Securities

We may offer to the public from time to time in one or more series or issuances:

•                  class A common shares (with accompanying rights to purchase our series A junior participating preferred shares);

•                  preferred shares;

•                  warrants to purchase class A common shares (with accompanying rights to purchase our series A junior participating preferred shares), preferred shares and/or debt securities; or

•                  debt securities consisting of debentures, notes or other evidences of indebtedness.

Our series A preferred junior participating preferred shares are attached to and transferable only with the class A common shares.

We refer to the class A common shares, the preferred shares, warrants and debt securities collectively as “securities” in this prospectus.

Our class A common shares are traded on the New York Stock Exchange under the symbol “OEH”.  On November 13, 2008, the reported closing price per class A common share was $8.33.

This prospectus provides a general description of the securities we may offer.  Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus.  The prospectus supplement may also add, update, or change information contained in this prospectus.  This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.  You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before you make your investment decision.

We will sell these securities directly to our shareholders or to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time.  If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions, or discounts.

Investing in these securities involves certain risks.  Please carefully consider the “Risk Factors” in Part I-Item 1A. of our most recent Annual Report on Form 10-K and in Part II-Item 1A. of our most recent Quarterly Report on Form 10-Q incorporated by reference in this prospectus, and in any applicable prospectus supplement, for a discussion of the factors you should consider carefully before deciding to purchase these securities.

None of the Securities and Exchange Commission, any state securities commission or any Bermuda regulatory authority has approved or disapproved of the securities being offered by this prospectus, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 14, 2008

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operation and prospects may have changed since that date.

In this prospectus, “Orient-Express Hotels,” “we,” “us” and “our” refer to Orient-Express Hotels Ltd., a Bermuda company, and, unless otherwise required by the context, its subsidiaries.

SUMMARY

This summary may not contain all of the information that may be important to you. You should read this entire prospectus, including the financial data and related notes incorporated by reference in this prospectus, before making an investment decision. This summary contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause or contribute to such differences include those discussed in “Risk Factors” and “Forward-Looking Statements.”

Orient-Express Hotels Ltd.

We are a hotel and travel company focused on the luxury end of the leisure market with many well-known and highly acclaimed properties.  We manage all of our properties, including those we partially own.

Hotels and restaurants represent the largest segment of our business.  We have investments in 41 hotels, two restaurants, six tourist trains and two river cruise operations in 25 countries. Our hotels include the Hotel Cipriani in Venice, the Grand Hotel Europe in St. Petersburg, the Hotel Ritz in Madrid, the Mount Nelson in Cape Town, the Copacabana Palace in Rio de Janeiro, the Maroma Resort and Spa in Riviera Maya, Mexico and La Samanna in St. Martin, French West Indies.

We also own and operate the ‘21’ Club restaurant in New York, New York and La Cabana restaurant in Buenos Aires. Besides hotels and restaurants, we operate a tourist train and cruise business which runs six tourist trains, four of which we own, including the legendary Venice Simplon-Orient-Express in Europe.   We began constructing and selling private residences with initial projects in Keswick, Virginia in 1999 and St. Martin, French West Indies in 2005.

Corporate Information

We maintain our registered office at 22 Victoria Street, Hamilton HM 12, Bermuda, telephone 441-295-2244.  Our main service subsidiary—Orient-Express Services Ltd.—in the United Kingdom is located at 20 Upper Ground, London SE1 9PF, England, telephone 011-44-20-7921-4000, and our main United States service subsidiary—Orient-Express Hotels Inc.—has offices at 1114 Avenue of the Americas, New York, New York 10036, telephone 212-302-5055.

Our website is www.orient-express.com. The information on this website is not a part of this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows our ratio of earnings to fixed charges and our ratio of earnings to combined fixed charges:

	Year Ended December 31,					Nine Months Ended
	2003	2004	2005	2006	2007	September 30, 2008

Ratio of earnings to fixed charges	2.0	2.2	2.2	1.9	2.0	1.9

FORWARD-LOOKING STATEMENTS

This prospectus, and the reports and other information that we filed with the Securities and Exchange Commission (SEC) that are incorporated by reference in this prospectus, contain forward-looking statements, including statements regarding, among other things

•                  competitive factors in our businesses,

•                  future capital expenditures,

•                  future legislation in any country where we have significant assets or operations,

•                  strikes or other labor disruptions,

•                  currency fluctuations, and

•                  trends in our future operating performance.

We have based these forward-looking statements largely on our expectations as well as assumptions we have made and information currently available to our management. When used in this prospectus or in incorporated reports, the words “anticipate,” “believe,” “estimate,” “expect” and similar expressions, as they relate to us or our management, are intended to identify forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, some of which are beyond our control. Actual results could differ materially from those anticipated, as a result of the factors described under “Risk Factors” in this prospectus and other factors. Furthermore, in light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus and incorporated reports might not transpire.

Except as may be required by law, we have no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RISK FACTORS

You should consider the “Risk Factors” included under Part I-Item 1A. of our most recent Annual Report on Form 10-K and under Part II-Item 1A. of our most recent Quarterly Report on Form 10-Q, which are incorporated by reference in this prospectus.  The risks and uncertainties we describe are not the only ones facing us.  Additional risks not presently known to us, or that we currently deem immaterial, may also impair out business operations.  If any of these risks were to occur, our business, financial condition, or results of operations would likely suffer.  In that event, the trading price of our class A common shares could decline, and you could lose all or part of your investment.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, which may include working capital expenditures, acquisitions and investments.  Additional information on the use of net proceeds from the sale of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

PLAN OF DISTRIBUTION

We may sell securities in any of the ways described below, including any combination thereof:

•                  to or through underwriters or dealers;

•                  through one or more agents; or

•                  directly to one or more purchasers.

The distribution of the securities may be effected from time to time in one or more transactions:

•                  at a fixed price, or prices, which may be changed from time to time;

•                  at market prices prevailing at the time of sale;

•                  at prices related to such prevailing market prices; or

•                  at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•                  the name or names of any underwriters, dealers or agents, and the amounts of securities underwritten or purchased by each of them;

•                  the initial public offering price of the securities and the proceeds to us and any discounts, commissions, or concessions allowed or reallowed or paid to dealers; and

•                  any securities exchanges on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.  In no event will any underwriter or dealer receive fees, commissions, and markups which, in the aggregate, would exceed eight percent of the price of the shares being registered.

Only the agents or underwriters named in the prospectus supplement are agents or underwriters in connection with the securities being offered.

We may authorize underwriters, dealers, or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement.  Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement.  Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but shall in all cases be subject to our approval.  Delayed delivery contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Agents, underwriters and other third parties described above may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof.  Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Direct sales to investors or our shareholders may be accomplished through subscription offerings or through shareholder purchase rights distributed to shareholders. In connection with subscription offerings or the distribution of shareholder purchase rights to shareholders, if all of the underlying securities are not subscribed for, we may sell any unsubscribed securities to third parties directly or through underwriters or agents. In addition, whether or not all of the underlying securities are subscribed for, we may concurrently offer additional securities to third parties directly or through underwriters or agents. If securities are to be sold through shareholder purchase rights, the shareholder purchase rights will be distributed as a dividend to the shareholders for which they will pay no separate consideration. The prospectus supplement with respect to the offer of securities under shareholder purchase rights will set forth the relevant terms of the shareholder purchase rights, including:

•                  whether common shares for those securities will be offered under the shareholder purchase rights;

•                  the number of those securities or warrants that will be offered under the shareholder purchase rights;

•                  the period during which and the price at which the shareholder purchase rights will be exercisable;

•                  the number of shareholder purchase rights then outstanding;

•                  any provisions for changes to or adjustments in the exercise price of the shareholder purchase rights; and

•                  any other material terms of the shareholder purchase rights.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase.  Remarketing firms will act as principals for their own accounts or as our agents.  These remarketing firms will offer or sell the securities in accordance with the terms of the securities.  The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation.  Remarketing firms may be deemed to be underwriters in connection with the securities they remarket.  Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, and may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Certain of the underwriters may use this prospectus and the accompanying prospectus supplement for offers and sales related to market making transactions in the securities.  These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale.

The securities may be new issues of securities and may have no established trading market.  The securities may or may not be listed on a national securities exchange.  Underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice.  We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

Certain persons participating in this offering may engage in overallotment, stabilizing transactions, short covering transactions, and penalty bids in accordance with rules and regulations under the Exchange Act.  Overallotment involves sales in excess of the offering size, which create a short position.  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.  Short covering transactions involve purchase of the securities in the open market after the distribution is completed to cover short positions.  Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions.  Those activities may cause the price of the securities to be higher than it would otherwise be.  If commenced, the underwriters may discontinue any of the activities at any time.

DESCRIPTION OF COMMON SHARES

We currently have authorized 120,000,000 class A common shares, and 120,000,000 class B common shares, par value $0.01 each. As of September 30, 2008, there were 42,469,500 class A common shares outstanding. As of September 30, 2008, there were also 18,044,478 class B common shares outstanding, which are owned, and can be voted, by Orient-Express Holdings 1 Ltd., our wholly-owned subsidiary. These shares are accounted for as a reduction to outstanding shares for purposes of computing earnings per share while they are owned by Holdings.

The following description of our common shares is not a complete description of all of the terms of our common shares and should be read in conjunction with our charter documents and bye-laws.

Dividend Rights

Holders of our class A and class B common shares receive such dividends as our board of directors declares out of amounts available under Bermuda law for that purpose. The board of directors may not declare a cash dividend on the class A or class B common shares without at the same time declaring an equal cash dividend on the other class of common shares.

For distributions other than cash dividends, the class A and class B common shares rank equally and have the same rights, except that

•                  we can distribute class A common shares, or rights, options or warrants to subscribe for class A common shares, only to the holders of class A common shares,

•                  we can distribute class B common shares, or rights, options or warrants to subscribe for class B common shares, only to the holders of class B common shares, and

•                  the ratio of the number of class A common shares outstanding to the number of class B common shares outstanding, each on a fully diluted basis, must be the same immediately after such a distribution as immediately before it, except as may be provided in a shareholder rights plan adopted by our Board of Directors, such as the plan embodied in the shareholder rights agreement described below which permits holders of both class A and class B common shares to purchase series A junior participating preferred shares.

No Bermuda law, decree or regulation restricts the export or import of capital, affects payment of dividends or other distributions by us to non-resident shareholders, or subjects United States holders of class A or class B common shares to Bermuda taxes. Payment of dividends depends upon our results of operations, financial position, capital requirements and other relevant factors.

Voting Rights

Except as otherwise provided by Bermuda law, the holders of class A and class B common shares have exclusive voting rights at any general meeting of shareholders, subject to the voting rights of the holders of any preferred shares which we may issue in the future.

In general, holders of class A common shares and holders of class B common shares vote together as a single class with holders of class A common shares having one-tenth of one vote per share and holders of class B common shares having one vote per share. However,

•                  Any action varying the rights of either class would require the separate approval of that class as well as the approval of both classes voting together.

•                  Any “Business Combination,” as defined in the bye-laws, involving us and an “interested person” must be approved by the holders of not less than 90% of the outstanding class A and class B common shares voting together as a single class, each with one vote, unless the Business Combination meets certain procedural and fair price requirements. An interested person is defined generally as a person, other than Orient-Express Hotels and our subsidiaries, which is the beneficial owner of shares or rights over shares carrying 15% or more of the votes which may be cast at any general meeting of shareholders.

•                  The shareholders may remove directors from office, with or without cause, at a special general meeting only by a resolution adopted by the holders of not less than 90% of the outstanding class A and class B common shares voting together as a single class, each with one vote. A director may also be removed for cause by resolution of the directors, or can be defeated for re-election at an annual general meeting.

•                  If at any time a person becomes an interested person as defined above, that person, with certain exceptions, will not be able to cast more than 15% of the votes which may be cast at any general meeting of shareholders for a period of five years from the date that such person first became an interested person.

There is no provision for cumulative voting for the election of our directors, under which, for example, a shareholder with ten votes participating in an election for three directors could cast 30 votes for one nominee rather than ten votes for each of three nominees. In the absence of cumulative voting, all of the directors can be elected by those shareholders which together can cast a majority of the votes represented by all outstanding class A common shares each with one-tenth of a vote and all outstanding class B common shares each with one vote. As long as the number of outstanding class B common shares exceeds one-tenth the number of outstanding class A common shares, the holders of class B common shares could control the outcome of most matters submitted to a vote of our shareholders.

In general, under The Companies Act 1981 of Bermuda and our bye-laws, approval of any matter proposed at any general meeting requires the affirmative vote of a simple majority of the total votes cast on that matter by the holders of class A common shares, each with one-tenth of a vote, and class B common shares, each with one vote, present in person or represented by proxy. Matters requiring such simple majority approval include proposals for the sale of all or substantially all of our assets, and amendments to our memorandum of association or bye-laws. A few matters would require more than majority approval under The Companies Act 1981, such as loans to directors, which would require the affirmative vote of at least 90% of the total votes of all outstanding class A common shares, each with one-tenth of a vote, and class B common shares, each with one vote, or a change of our independent auditors, which would require the affirmative vote of at least two-thirds of the total votes cast of class A common shares, each with one-tenth of a vote, and class B common shares, each with one vote, or a proposal for the amalgamation or merger of Orient-Express Hotels with another corporation, which would require the affirmative vote of at least 75% of the total votes cast of class A common shares, each with one-tenth of a vote,  and class B common shares, each with one vote.

The normal quorum for general meetings is the presence, in person or by proxy, of the holders of class A and class B common shares carrying a majority of the votes which may be cast at the meeting. However, at any special general meeting called for the purpose of electing directors or increasing or reducing the number of directors, the holders of not less than 90% in number of the outstanding class A and class B common shares must be present in person or by proxy to constitute a quorum.

There are no limitations imposed by Bermuda law or by our memorandum of association and bye-laws on the rights of persons who are not citizens or residents of Bermuda to hold or vote class A or class B common shares.

Capital Share Structure - Voting

Our wholly-owned subsidiary Orient-Express Holdings 1 Ltd. currently holds all of our 18,044,478 outstanding class B common shares representing about 81% of the combined voting power of class A and B common shares for most matters submitted to a vote of shareholders.

Two institutional shareholders (collectively owning approximately 14.3% of the class A common shares) have challenged our corporate governance structure as it relates to the ownership and voting of class B common shares.  Pursuant to a purported requisition by these shareholders under the Companies Act 1981 of Bermuda (as amended), we convened and held a special general meeting of shareholders on October 10, 2008 to consider two resolutions (i) to amend our bye-laws to treat the class B common shares as ‘treasury shares’ with no voting rights and (ii) to cancel the class B common shares.   The resolutions were rejected at that shareholders meeting by a majority of the votes of the outstanding class A and class B shares voting together as a single class.

Our corporate governance structure has been analyzed by legal counsel, and we believe that the structure is valid under Bermuda law.  Our corporate governance structure has been in place since we became a public company in 2000, has been fully described in our public filings and clearly disclosed to investors considering buying our securities.

Preferred Share Purchase Rights

We have in place a shareholder rights agreement providing for rights to purchase our series A junior participating preferred shares. The rights are not currently exercisable and they are attached to and trade together with the class A and class B common shares on a one-to-one basis. A right will be attached to each class A common share sold in an offering.

The shareholder rights agreement will take effect not earlier than the tenth day after the first to occur of

•                  the public announcement that a person or group has become an “acquiring person,” that is, a person or group that has acquired beneficial ownership of 15% or more of the outstanding class A common shares or 15% or more of the outstanding class B common shares, but excluding any of our subsidiaries, and

•                  the commencement or announcement of an intended tender offer or exchange offer for 30% or more of the outstanding class A common shares or 30% or more of the outstanding class B common shares.

At that time, the rights then attached to all outstanding class A and class B common shares will become separate securities, and each right will entitle our holder to purchase one one-hundredth of our series A junior participating preferred share at an exercise price of $142. The exercise price will be adjusted in the future to reflect share splits and other changes to the class A and class B common shares.

However,

•                  From and after the date on which any person becomes an acquiring person, each holder of a right other than the acquiring person may exercise the right and receive, at the then current exercise price of the right, that number of class A common shares, in the case of a right which previously was attached to a class A common share, or that number of class B common shares, in the case of a right which previously was attached to a class B common share, or other securities, cash or property, then having a market value of twice the exercise price;

•                  If, after the shareholder rights agreement takes effect, we are acquired by consolidation, merger or amalgamation, or we sell or otherwise transfer 50% or more of our consolidated assets or earning power, each holder of a right, other than an acquiring person, may exercise the right and receive, at the then current exercise price of the right, an amount of the common equity of the acquiring company or its public company parent which at the time of such transaction would have a market value of twice the exercise price of the right; and

•                  At any time after any person becomes an acquiring person and before a person or group (other than Orient-Express Hotels or certain of our affiliates) acquires beneficial ownership of 50% or more of the total voting rights which may be cast at any general meeting of shareholders, our board of directors may exchange all or some of the rights other than rights beneficially owned by an acquiring person, which rights will thereafter be void, at an exchange ratio of

(A)          one class A common share per right in the case of rights which, prior to the date they became separate securities, were evidenced by certificates for class A common shares, and

(B)           one class B common share per right in the case of rights which, prior to the date they became separate securities, were evidenced by certificates for class B common shares,

subject to adjustment in certain events.

Until a right is exercised, the holder thereof, as such, will have no rights as a shareholder including, without limitation, the right to vote or to receive dividends. While the issuance of the rights will not be taxable to shareholders or to Orient-Express Hotels for United States federal income tax purposes, shareholders may, depending on the circumstances, recognize taxable income for United States federal income tax purposes in the event the rights become exercisable, or upon their exercise, for class A or class B common shares (or other consideration). The rights will expire on June 1, 2010. However, our board of directors may redeem all but only all of the rights sooner at a price of $0.05 per right at any time before the close of business on the tenth day after the date on which a person becomes an acquiring person.

The purpose of the rights is to diminish the attractiveness of our company to persons who might otherwise have an interest in acquiring control of our company on unfair or coercive terms and to impede such persons from attempting to gain control of our company on such terms through a tender or exchange offer, by a proxy contest or by other means.

Computershare Trust Company, N.A. serves as the rights agent under the shareholder rights agreement.

Liquidation Rights

In a liquidation, dissolution or winding-up, holders of class A and class B common shares as a single class would participate equally per share in the assets remaining available for distribution to shareholders, after payment of our liabilities and the liquidation preferences on our preferred shares.

Conversion Rights

The class A common shares are not convertible into any other security. Each class B common share is convertible at any time without any additional payment into one class A common share.

Miscellaneous

Neither class A nor class B common shares have the benefit of sinking fund provisions or are redeemable or carry any preemptive or other rights to subscribe for additional shares, except that holders of class B common shares may convert their shares into class A common shares as described above. The holders of class A and class B common shares are not liable for any further calls or assessments.

In 2007, our shareholders approved amendments to the company’s bye-laws that permit certain notices and other documents to be given through the company’s website, www.orient-express.com, and notices of our general meetings to be given by posting them on the website or by e-mail.

The transfer agent and registrar for the class A common shares is Computershare Trust Company, N.A.

DESCRIPTION OF PREFERRED SHARES

We currently have authorized 30,000,000 preferred shares, par value $0.01 each, none of which are issued or outstanding.

Under Bermuda law and our bye-laws, our board of directors is authorized, without shareholder approval, to issue preferred shares from time to time in one or more series.  Subject to limitations prescribed by Bermuda law and our bye-laws, the board of directors can determine the number of shares constituting each series of preferred shares and the rights of the preferred rights with regard to dividends, voting, redemption and other matters.  These may include provisions concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and other subjects or matters as may be fixed by resolution of the board or an authorized committee of the board.

If we offer a specific series of preferred shares under this prospectus, we will describe the terms of the preferred shares in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC.  To the extent required, this description will include:

•                  the title stated value;

•                  the number of shares offered, the liquidation preference per share, and the purchase price;

•                  the dividend rate(s), period(s), and/or payment date(s), or method(s) of calculation for such dividends;

•                  whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•                  the procedures for any auction and remarketing, if any;

•                  the provisions for a sinking fund, if any;

•                  any listing of the preferred shares on any securities exchange or market;

•                  whether the preferred shares will be convertible into common shares and, if applicable, the conversion price (or how it will be calculated) and conversion period;

•                  voting rights, if any, of the preferred shares;

•                  any redemption features;

•                  any pre-emptive rights;

•                  a discussion of any material and/or special U.S. federal income tax consideration applicable to the preferred shares;

•                  the relative ranking and preferences of the preferred shares as to dividend rights and rights upon liquidation, dissolution, or winding up of the affairs of Orient-Express Hotels; and

•                  any material limitations on issuance of any class or series of preferred shares ranking senior to or on a parity with the series of preferred shares as to dividend rights and rights upon liquidation, dissolution, or winding up of Orient-Express Hotels.

The preferred shares offered by this prospectus will, when issued, be fully paid and nonassessable.

The transfer agent and registrar for any series or class of preferred shares will be set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase class A common shares, preferred shares, and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement.  Below is a description of certain general terms and provisions of the warrants that we may offer.  Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement for the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•                  the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•                  the currency or currency units in which the offering price, if any, and the exercise price are payable;

•                  the designation, amount, and terms of the securities purchasable upon exercise of the warrants;

•                  if applicable, the exercise price for class A common shares and the number of class A common shares to be received upon exercise of the warrants;

•                  if applicable, the exercise price for preferred shares, the number of preferred shares to be received upon exercise, and a description of that series of our preferred shares;

•                  if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

•                  the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•                  whether the warrants will be issued in fully registered form or bearer form, in definitive or global form, or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•                  any applicable material U.S. federal income tax consequences;

•                  the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars, or other agents;

•                  the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•                  if applicable, the date from and after which the warrants and the class A common shares, preferred shares, and/or debt securities will be separately transferable;

•                  if applicable, the minimum or maximum amount of the warrants that may be exercised at any other time;

•                  information with respect to book-entry procedures, if any;

•                  the anti-dilution provisions of the warrants, if any;

•                  any redemption or call provisions;

•                  whether the warrants are to be sold separately or with other securities as parts of units; and

•                  any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF DEBT SECURITIES

We will issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between Orient-Express Hotels and the trustee identified in the applicable prospectus supplement.  The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture.  The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount.  We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

•                  the title of the series;

•                  the aggregate principal amount;

•                  the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•                  any limit on the aggregate principal amount;

•                  the date or dates on which principal is payable;

•                  the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

•                  the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

•                  the place or places where principal and, if applicable, premium and interest, is payable;

•                  the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

•                  the denominations in which such debt securities may be issuable, if other than denomination of $1,000, or any integral multiple of that number;

•                  whether the debt securities are to be issuable in the form of certificated debt securities or global debt securities;

•                  the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

•                  the currency of denomination;

•                  the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

•                  if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denominations, the manner in which exchange rate with respect to such payments will be determined;

•                  if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies, or by reference to a commodity, commodity index, stock exchange index, or financial index, then the manner in which such amounts will be determined;

•                  the provisions, if any, relating to any collateral provided for such debt securities;

•                  any events of default;

•                  the terms and conditions, if any, for conversion into or exchange for class A common shares or preferred shares;

•                  any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents; and

•                  the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of Orient-Express Hotels.

One or more debt securities may be sold at a substantial discount below their stated principal amount.  We may also issue debt securities in bearer form, with or without coupons.  If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units.  If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

AUTHORIZED REPRESENTATIVE

Our authorized representative in the United States for this offering as required pursuant to Section 6(a) of the Securities Act of 1933, is J. Robert Lovejoy, 640 Fifth Avenue, Suite 1700,  New York, New York 10019. We have agreed to indemnify the authorized representative against liabilities under the Securities Act of 1933.

LEGAL MATTERS

Carter Ledyard & Milburn LLP, New York, New York, will be passing upon matters of United States law for us with respect to securities offered by this prospectus and any accompanying prospectus supplement.  Appleby, Hamilton, Bermuda, will pass upon matters of Bermuda law for us with respect to securities offered by this prospectus and any accompanying prospectus supplement.

EXPERTS

The consolidated financial statements and the related consolidated financial statement schedule incorporated in this prospectus by reference from Orient-Express Hotels’ Annual Report on Form 10-K for the year ended December 31, 2007 as well as the effectiveness of internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in its reports, which are incorporated herein by reference. Such consolidated financial statements and consolidated financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon its authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is a part of a registration statement on Form S-3 that we filed on November 14, 2008, with the Securities Exchange Commission, or SEC, under the Securities Act of 1933. We refer you to this registration statement, for further information about us and the class A common shares offered hereby.

                We file annual, quarterly and special reports and other information with the Securities and Exchange Commission (Commission File Number 1-16017). These filings contain important information that does not appear in this prospectus. For further information about us, you may read and copy these filings at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549-0102. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available on the SEC Internet site at http://www.sec.gov, which contains periodic reports and other information regarding issuers that file electronically.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. We are incorporating by reference in this prospectus

•                  our Annual Report on Form 10-K for the fiscal year ended December 31, 2007,

•                  our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2008, June 30, 2008 and September 30, 2008,

•                  our Current Reports on Form 8-K, bearing cover dates January 4, 2008, September 12, 2008, September 23, 2008, September 29, 2008 and October 10, 2008, and

•                  the description of our class A common shares which appears in our Registration Statement on Form 8-A dated July 28, 2000, as amended on April 23, 2007, for the registration of the class A common shares under Section 12(b) of the Securities Exchange Act of 1934, and

•                  the description of the Rights under the Rights Agreement, dated as of June 1, 2000 and amended and restated as of April 12, 2007 and amended on December 10, 2007, which appears in our Registration Statement on Form 8-A dated July 28, 2000, as amended on April 23, 2007, for the registration of the Rights under Section 12(b) of the Securities Exchange Act of 1934, or the Exchange Act.

All documents that we file with the SEC pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act after the date of this prospectus and before the termination or completion of this offering of class A common shares shall be deemed to be incorporated by reference in this prospectus and to be a part of it from the filing dates of such documents. Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

We shall provide you without charge, upon your written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents that are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to the Secretary, Orient-Express Hotels Inc., 1114 Avenue of the Americas, New York, New York 10036 (telephone 212-302-5055).

We are a Bermuda company and a “foreign private issuer” as defined in Rule 3b-4 under the Exchange Act. As a result, (1) our proxy solicitations are not subject to the disclosure and procedural requirements of Regulation 14A under the Exchange Act, and (2) transactions in our equity securities by our officers and directors are exempt from Section 16 of the Exchange Act.

8,490,000 Class A Common Shares

Orient-Express Hotels Ltd.

PROSPECTUS  SUPPLEMENT

Lazard Capital Markets	Merrill Lynch & Co.

November 14, 2008